Exhibit 99.1

OZSC: Announces Successful Reduction of Note Holders by Almost 80%

WARWICK, N.Y. May 13, 2020 (GLOBE NEWSWIRE) – Via NEWMEDIAWIRE - Ozop Surgical Corp. (OTCPK: OZSC), (“Ozop” or the “Company”), today announces that it has successfully reduced the number of active convertible note holders from 18 down to 4 and expects that number to be down to 3 shortly.

“I’m glad the number of noteholders has been significantly reduced, and we are looking forward to shifting our focus towards the closing of Power Conversion Technologies, Inc.” said Brian Conway, CEO. “We are on track towards completing the first payment to PCTI at the end of the month”.

About Ozop Surgical Corp.

Ozop Surgical, Corp. (www.ozopsurgical.com) invents, designs, develops, manufactures and distributes innovative endoscopic instruments, surgical implants, instrumentation, devices and related technologies, focused on spine, neurological and pain management procedures and specialties. Our focus is on economically disrupting the market with clinically equivalent or superior existing and new products resulting in immediate and significant savings for providers, payors, and consumers.

About Power Conversion Technologies, Inc.

Power Conversion Technologies, Inc (www.pcti.com) invents, designs, develops, manufactures and distributes standard and custom power electronic solutions. Founded in 1991 and located in East Butler, Pennsylvania, the Company’s mission is to be the global leader for high power electronics with a standard of continued innovation for a diversified client base across different continents and industries.

Safe Harbor Statement

“This press release contains or may contain, among other things, certain forward-looking statements. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties, including those detailed in the company’s filings with the Securities and Exchange Commission. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the company’s control). The company undertakes no obligation to publicly update any forward-looking statements, whether because of new information, future events or otherwise, except as required by applicable law.”

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